                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             PENTAIR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                             MERRILL CORP.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                 PENTAIR, INC.

                            1500 County Road B2 West

                          Saint Paul, Minnesota 55113

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 23, 1997

To our Shareholders:

    The Annual Meeting of Shareholders of Pentair, Inc. (the "Company") will be held at the Northland Inn and Conference Center, 7101 Northland Circle, Brooklyn Park, Minnesota, on Wednesday, April 23, 1997, at 10:00 a.m., for the following purposes:

    1.  To elect three directors.

    2. To vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 24, 1997 as the record date for determining the shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote. The Company's transfer books will not be closed.

                                              By Order of the Board of Directors

                                                          Roy T. Rueb, Secretary

Saint Paul, Minnesota

March 7, 1997

IMPORTANT: To assure that the annual meeting may be legally held, there must be a quorum (50% plus 1 vote). Accordingly, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. This will not prevent you from voting in person if you so desire.

                     TABLE OF CONTENTS FOR PROXY STATEMENT

                                                                                                                PAGE
                                                                                                                -----

Solicitation...............................................................................................           1

Revocation and Voting of Proxy.............................................................................           1

Outstanding Shares and Voting Rights.......................................................................           2

Security Ownership of Management and Beneficial Ownership..................................................           2

Proposals to be Acted Upon at the Annual Meeting

  Item 1 -- Election of Directors..........................................................................           5

  Item 2 -- Approval of Auditors...........................................................................          11

Executive Compensation.....................................................................................          11

Future Proposals...........................................................................................          21

Other Business.............................................................................................          21

--------------------------------------------------------------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 23, 1997

          ------------------------------------------------------------

                                 PENTAIR, INC.

                            1500 County Road B2 West

                          Saint Paul, Minnesota 55113

                                 March 7, 1997

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pentair, Inc. (the "Company") to be voted at the annual meeting of shareholders of the Company to be held on Wednesday, April 23, 1997, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to shareholders began on or about March 7, 1997.

                                  SOLICITATION

    The cost of soliciting proxies and the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to this mailing, proxies may be solicited personally or by telephone by regular employees of the Company. Assistance in the solicitation of proxies is also being rendered by Morrow & Co., 909 Third Avenue, New York, New York, at a cost to the Company of $7,000 plus expenses. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions, for which the Company will reimburse such organizations for their expense in so doing and will pay all costs of soliciting the proxies.

                         REVOCATION AND VOTING OF PROXY

    Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the annual meeting and casting his or her votes personally.

    A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Minnesota law and the Company's Articles of Incorporation, abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

    Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the directors and approval of auditors as set forth in this Notice of Annual Meeting of Shareholders. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other business.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    At the close of business on February 24, 1997, the record date, there were outstanding 37,863,963 shares of common stock, par value $.16 2/3 per share, and 1,638,108 shares of 8% Callable Cumulative Voting Convertible Preferred Stock, Series 1990, par value $.10 per share ("Voting Preferred"), which are the only classes of voting stock of the Company entitled to be voted at the meeting.

    A shareholder is entitled to one vote for each common share and Voting Preferred share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors. An affirmative vote of the holders of a majority of the voting power of the shares present at the meeting is required for election of directors and the approval of all other proposals set forth in this Proxy Statement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms furnished to the Company and written representations from the Company's officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except that Richard J. Cathcart, an officer of the Company, did not timely file the required Form 4, Statement of Changes in Beneficial Ownership, for his purchase of common shares. The required report was filed in the month following the month the shares were purchased.

           SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

    The following table contains information concerning the beneficial ownership of the Company's voting shares as of February 24, 1997 by each director, by each named executive officer, by all directors and executive officers as a group and, as of December 31, 1996, by two persons known to the Company to "beneficially own" more than 5% of either of its classes of voting shares.

                                  NUMBER OF COMMON      PERCENT OF       NUMBER OF VOTING      PERCENT OF       COMBINED VOTING
     BENEFICIAL OWNER (A)            SHARES (B)            CLASS       PREFERRED SHARES (B)       CLASS         PERCENTAGE (C)
----------------------------------------------------------------------------------------------------------------------------------
George N. Butzow                         41,632(d)           *                        0                0               *
Winslow H. Buxton                       432,376(e)            1.1%                1,811                *                1.1%
William J. Cadogan                          347(f)           *                        0                0               *
Richard J. Cathcart                      31,005(g)           *                      204                *               *
Joseph R. Collins                       112,413(h)           *                    1,667                *               *
James H. Frank                           68,102(i)           *                    1,772                *               *
Barbara B. Grogan                           983(j)           *                        0                0               *
Charles A. Haggerty                      11,344(k)           *                        0                0               *
Harold V. Haverty                         9,950(l)           *                        0                0               *
Quentin J. Hietpas                       26,036(m)           *                        0                0               *
Walter Kissling                          11,730(n)           *                        0                0               *
Gerald C. Kitch                         140,821(o)           *                    1,779                *               *
D. Eugene Nugent                        814,305(p)            2.1%                    0                0                2.0%
Richard M. Schulze                        7,855(q)           *                        0                0               *
Karen E. Welke                            3,463(r)           *                        0                0               *

                                  NUMBER OF COMMON      PERCENT OF       NUMBER OF VOTING      PERCENT OF       COMBINED VOTING
     BENEFICIAL OWNER (A)            SHARES (B)            CLASS       PREFERRED SHARES (B)       CLASS         PERCENTAGE (C)
----------------------------------------------------------------------------------------------------------------------------------
All directors & executive             1,849,616(s)            4.8%               11,523                *                4.7%
officers as a group (18
persons)

Brinson Partners, Inc.                3,067,771(t)            8.0%                    0                0                7.7%
209 South LaSalle St.
Chicago, IL 60604-1295

State Street Bank                       158,784(u)           *                1,648,091(u)           100%               4.5%
 and Trust Company
225 Franklin St.
Boston, MA 02110

  * Less than 1.0%.

(a) Unless otherwise noted, all shares are held by individuals possessing sole voting and investment power with respect to such shares. Amounts listed do not include 1,056,570 shares held by the Pentair, Inc. Master Trust for various pension plans of the Company and it subsidiaries. The Trust Investment Committee of such Master Trust includes Winslow H. Buxton and three other officers. Although these individuals could be deemed under applicable Securities and Exchange Commission rules to "beneficially own" all of the shares held by these plans because of their shared voting and investment power with respect to those shares, they disclaim beneficial ownership of such shares.

(b) The shares of Voting Preferred stock are all held by the trustee of the Company's Employee Stock Ownership Trust. These shares are converted into common shares upon the retirement or other termination of employment of an ESOP participant at the ratio of approximately 2.3077 common shares for each preferred share. The shares of preferred stock vote together with the common shares as a single class on most issues, with each preferred share having one vote. As named fiduciaries (i.e. the responsible parties identified in the voting section of the ESOP Trust Agreement), the ESOP participants, including those officers listed in the table, have the right to direct the Trustee to vote the shares allocated to their accounts although participants have no investment power over those shares. In addition, ESOP participants have the right to direct the Trustee to vote a portion of the shares that have not been allocated to participant accounts or for which no instructions are timely received by the Trustee.
    Since the Voting Preferred shares could be converted into approximately 3,803,300 common shares, under applicable SEC rules the ESOP trustee may be deemed to beneficially own that number of common shares in addition to the preferred shares it holds. However, to avoid overstatement of the aggregate beneficial ownership of the common and Voting Preferred shares, the common shares reported in the table do not include the shares that may be acquired upon conversion of the Voting Preferred shares, and the calculations of the percentage of common shares beneficially owned do not take into account any such shares.

(c) Since the common shares and Voting Preferred shares vote together as a single class on all issues being submitted to the shareholders at the upcoming annual meeting, the percentages listed in the table indicate the percentage of the aggregate voting power represented by the shares of both classes plus, shares that could be obtained upon exercise of stock options within 60 days.

(d) Includes 6,000 shares that could be obtained upon exercise of stock options within 60 days and 19,843 shares representing share units credited to Mr. Butzow's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he currently has no voting or investment power.

(e) Includes 27,656 restricted shares issued pursuant to an incentive plan as to which Mr. Buxton has sole voting power but no investment power, 14,874 held by his spouse as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership and 234,592 shares that could be obtained upon exercise of employee stock options within 60 days.

(f) Includes 347 shares representing share units credited to Mr. Cadogan's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he currently has no voting or investment power.

(g) Includes 6,608 restricted shares issued pursuant to an incentive plan as to which Mr. Cathcart has sole voting power but no investment power, 4,920 shares held jointly with his spouse as to which he shares voting and investment power, and 14,799 shares that could be obtained upon exercise of employee stock options within 60 days.

(h) Includes 8,274 restricted shares issued pursuant to an incentive plan as to which Mr. Collins has sole voting power but no investment power, 20,278 shares held in a trust as to which he has sole voting and investment power, 19,334 shares held by his spouse in a trust as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership, 802 shares held by children as to which he may be deemed to share voting and investment power but as to which he disclaims beneficial ownership and 59,410 shares that could be obtained upon exercise of employee stock options within 60 days.

(i) Includes 2,384 restricted shares issued pursuant to an incentive plan as to which Mr. Frank has sole voting power but no investment power, 15,550 shares held by his spouse as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership and 28,332 shares that could be obtained upon exercise of employee stock options within 60 days.

(j) Includes 983 shares representing share units credited to Ms. Grogan's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which she has no voting or investment power.

(k) Includes 3,000 shares that could be obtained upon exercise of stock options within 60 days and 4,344 shares representing share units credited to Mr. Haggerty's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he currently has no voting or investment power.

(l) Includes 6,000 shares that could be obtained upon exercise of stock options within 60 days.

(m) Includes 2,967 shares representing share units credited to Mr. Hietpas's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he currently has no voting or investment power, and 3,000 shares that could be obtained upon exercise of stock options within 60 days.

(n) Includes 6,000 shares that could be obtained upon exercise of stock options within 60 days and 5,730 shares representing share units credited to Mr. Kissling's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(o) Includes 10,417 restricted shares issued pursuant to an incentive plan as to which Mr. Kitch has sole voting power but no investment power, and 67,816 shares that could be obtained upon exercise of employee stock options within 60 days.

(p) Includes 453,355 shares that Mr. Nugent holds jointly with his spouse as to which he shares voting and investment power, 45,560 shares held by his spouse as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership, and 9,000 shares that could be obtained upon exercise of stock options within 60 days.

(q) Includes 3,000 shares that could be obtained upon exercise of stock options within 60 days and 2,855 shares representing share units credited to Mr. Schulze's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which he has no voting or investment power.

(r) Includes 2,463 shares representing share units credited to Ms. Welke's account in the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which she has no voting or investment power, and 1,000 shares that could be obtained upon exercise of stock options within 60 days.

(s) Includes, with respect to officers not named above, 1,834 shares held by children of an officer as to which such officer may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership; 23,599 shares held jointly in a trust by an officer and his spouse as to which they share voting and investment power; 6,557 restricted shares issued pursuant to an incentive plan as to which such officers have sole voting power but no investment power; and 63,650 shares that could be obtained upon exercise of employee stock options within 60 days.

(t) According to its Schedule 13G dated February 12, 1997, as of December 31, 1996, Brinson Partners, Inc., a registered investment adviser, has shared voting power and shared investment power over all 3,067,771 shares.

(u) According to its Schedule 13G dated February 10, 1997, as of December 31, 1996, State Street Bank and Trust Company, as trustee under the Pentair, Inc. Employee Stock Ownership Trust, may be deemed to have shared voting power of the common shares listed and investment power over all Voting Preferred shares, but it has disclaimed beneficial ownership of all shares. State Street reports having sole voting power over 154,384 shares, no voting power over 4,400 shares, sole investment power of 158,600 shares, and shared investment power over 184 shares which it holds as trustee for collective investment funds for other employee benefit plans.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING
                                     ITEM 1
                             ELECTION OF DIRECTORS

    The Company's By-Laws provide for a Board of Directors (sometimes referred to herein as the "Board") of not fewer than three members and not more than fifteen members. The Board is divided into three classes with directors serving three-year terms but with the beginning date for each term staggered so that the term of only one class expires in any particular year. Vacancies that occur during a term may be filled by the Board of Directors or by election at a special meeting of shareholders. Any director elected to fill a vacancy by the remaining directors is required to stand for election at the next meeting of shareholders.

    At the forthcoming annual meeting, three persons are nominated to be elected to the Company's Board of Directors. Three incumbent directors, William J. Cadogan, Charles A. Haggerty and Harold V. Haverty, have been nominated for three-year terms, expiring at the 2000 Annual Meeting. Seven other directors have terms of office that do not expire at this time, and each will continue to serve his or her full term. Proxies cannot be voted for a greater number of directors than the number nominated. Unless you direct otherwise, proxies will be voted FOR the election of all nominees listed below. Should any nominee decline or be unable to accept such nomination or to serve as director (an event management does not now expect to occur), proxies will be voted FOR a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

    Information concerning the persons nominated for election as directors, as well as those continuing in office, is set forth on the following pages.

                        DIRECTORS STANDING FOR ELECTION
  (FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS)

[PHOTO]

WILLIAM J. CADOGAN
 Director since: 1996
 Age: 48
                              Since November 1993, Mr. Cadogan has been the Chairman of the Board of Directors of ADC Telecommunications, Inc., a designer and manufacturer of products and systems for broadband telecommunications networks. Mr. Cadogan has been Chief
                              Executive Officer of ADC Telecommunications since November, 1991 and was
                              President from June 1990 to November 1991. He is also a director of Banta
                              Corporation, Vice Chairman of the Telecommunications Industry Association and
                              serves on the Board of Governors of the Electronics Industry Association.

[PHOTO]

CHARLES A. HAGGERTY
 Director since: 1994
 Age: 55
                              In June 1992, Mr. Haggerty was appointed President and subsequently in July 1993 appointed Chairman of the Board of Directors and Chief Executive Officer of
                              Western Digital Corporation, a manufacturer of hard disk drives. Prior to that, he held various positions with IBM Corporation including Vice President -
                              General Manager, Worldwide OEM Storage Marketing (1991-1992); and Vice President
                              -General Manager, Low-end Storage Products (1989-1990). Mr. Haggerty is also a director of Sync Research, Inc. and Beckman Instruments, Inc.

[PHOTO]

HAROLD V. HAVERTY
 Director since: 1991
 Age: 66
                              Mr. Haverty was Chairman of the Board of Directors of Deluxe Corporation, a
                              manufacturer of bank checks and internal bank forms from 1992 until 1996 and
                              Chief Executive Officer and President of Deluxe from 1986 until 1995. He also serves on the board of Minnesota Mutual Life.

                         DIRECTORS CONTINUING IN OFFICE
           (TERM EXPIRES AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS)

[PHOTO]

QUENTIN J. HIETPAS
 Director since: 1976
 Age: 66
                              Since 1983, Mr. Hietpas has been the Senior Vice President of External Affairs of the University of St. Thomas.

[PHOTO]

RICHARD M. SCHULZE
 Director since: 1994
 Age: 56
                              Since 1983, Mr. Schulze has been Founder, Chairman and Chief Executive Officer of Best Buy Company, Inc. a consumer electronics and major appliance chain.

[PHOTO]

KAREN E. WELKE
 Director since: 1995
 Age: 52
                              Since February 1995, Ms. Welke has been Group Vice President, Medical Markets
                              Group for Minnesota Mining and Manufacturing Company (3M). Prior to that, she held various positions with 3M including Managing Director, 3M France (July 1991 to February 1995); and Division Vice President, Medical-Surgical Division (March
                              1989 to July 1991).

           (TERM EXPIRES AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS)

[PHOTO]

GEORGE N. BUTZOW
 Director since: 1979
 Age: 67
                              Mr. Butzow is Founder and Chairman Emeritus of MTS Systems, a manufacturer of high-technology testing systems. Mr. Butzow was Chairman of the Board of
                              Directors of MTS from 1982 to May 1994.

[PHOTO]

WINSLOW H. BUXTON
 Director since: 1990
 Age: 57
                              Since January 1993, Mr. Buxton has been the Chairman of the Board of Directors of Pentair, Inc. Mr. Buxton has been President and Chief Executive Officer of the Company since August 1992. Mr. Buxton was Chief Operating Officer of the
                              Company from August 1990 through August 1992. Mr. Buxton was also Vice President
                              -Paper Group of the Company from January 1989 through August 1990. Mr. Buxton is also a director of Bemis Company, Inc.

[PHOTO]

WALTER KISSLING
 Director since: 1993
 Age: 65
                              Mr. Kissling has been the President since April 1992 and Chief Executive Officer since April 1995 of H.B. Fuller Company, a manufacturer and marketer of specialty chemical products. He was Chief Operating Officer of H.B. Fuller from
                              July 1990 to April 1995 and Executive Vice President from July 1990 to April
                              1991, and Senior Vice President from 1980 to 1990. Mr. Kissling is also a director of H.B. Fuller Company and Chairman and Director of one of its
                              subsidiaries, Kativo Chemical Industries, S.A.

[PHOTO]

BARBARA B. GROGAN
 Director since: 1996
 Age: 49
                              Ms. Grogan is Chairman and President of Western Industrial Contractors, Inc., a
                              company specializing in machinery erection and installation. Ms. Grogan founded
                              Western Industrial Contractors, Inc. in September, 1982. She was Chairman of the
                              Board of Directors of the Federal Reserve Bank of Kansas City, Denver Branch,
                              from 1989 to 1994, and at present is a member of the Board of Directors of the
                              U.S. Chamber of Commerce, the Winter Park Recreation Association, Deluxe
                              Corporation and Apogee, Inc.

DIRECTORS' ATTENDANCE

    The Board of Directors held 7 meetings in 1996. All directors except William
J. Cadogan attended at least 75% of the aggregate of all the meetings of the Board and its committees on which they served.

COMMITTEES OF THE BOARD

    The Audit Committee, which presently consists of George N. Butzow (Chair), Karen E. Welke, Richard M. Schulze and Charles A. Haggerty, is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held 2 meetings in 1996.

    The Compensation and Human Resource Committee, which presently consists of Quentin J. Hietpas (Chair), Harold V. Haverty, William J. Cadogan and George N. Butzow, is responsible for developing a broad plan of compensation for the Company that is competitive and rewarding to the degree that it will attract, hold, and inspire performance of executive, managerial, and other key personnel. The Committee held 6 meetings during 1996.

    The Nominating and Governance Committee presently consists of D. Eugene Nugent (Chair), Winslow H. Buxton, William J. Cadogan and Quentin J. Hietpas. George N. Butzow will replace D. Eugene Nugent as Chair after Mr. Nugent retires. The Nominating and Governance Committee is responsible for nominating candidates for vacancies on the Board. The Nominating and Governance Committee will consider nominees recommended by shareholders under procedures set forth in the Company's By-Laws. Sections 9 through 12 of Article II of the By-Laws provide that a candidate may not be nominated for election as a director at the annual meeting of shareholders unless the nomination was previously submitted to the Board or its Nominating and Governance Committee. A shareholder wishing to nominate a candidate for director at an annual meeting of shareholders must do so no later than the sixtieth day after the end of the fiscal year preceding the year in which such annual meeting will be held. Nominations are deemed made when the Secretary of the Company receives all of the following: (1) all information about the nominee that may be required to be provided in any proxy statement pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder; (2) an executed directors' questionnaire provided by the Company and completed by the nominee; (3) the nominee's statement consenting to his or her nomination and agreeing to serve, if elected; and (4) evidence that the person making the nomination is a shareholder. After reviewing the submission, the Board or the appointed Nominating and Governance Committee may, but need not, designate one or more of the nominees to appear as an alternate candidate on any proxy solicited by management or any proxy statement furnished by management. The number of such alternate candidates may not exceed the number of directors to be elected at that annual meeting. Exclusion of any eligible candidate from a proxy solicited by management does not affect the right of shareholders to nominate, vote for, or elect such candidate at any shareholders meeting held within twelve months after submission of the nomination material described above. The Nominating and Governance Committee held 2 meetings in 1996.

DIRECTORS' COMPENSATION

    It is the Company's philosophy that a significant portion of directors' compensation should be tied to long-term growth in shareholder value. In 1997, non-employee directors will be paid an annual retainer of $23,000, ($28,000 for the Chair of the Compensation and Human Resource Committee), $29,850 of deferred compensation in the form of share units under the Fourth Amended and Restated Compensation Plan for Non-Employee Directors, $1,000 for attendance at each Board meeting, $1,000 ($2,000 for committee chairs) for attendance at each committee meeting, and $500 for participation in a telephone conference in lieu of a meeting. Under the Fourth Amended and Restated Compensation Plan for Non-Employee Directors, non-employee directors of the Company may elect to defer payment of all or a portion of their annual retainer and meeting fees in the form of share units. The plan provides for a Company match of 25% on the first $750 per month deferred in the form of share units. The value of a share unit is equal to the market value of a share of the Company's common stock. Share units carry no voting or investment power. Participants and amounts deferred under the Plan are shown below:

                                                                          $ AMOUNT DEFERRED
                                                                   -------------------------------  SHARE UNITS
                                                                     1994       1995       1996       12/31/96
----------------------------------------------------------------------------------------------------------------
Butzow                                                             $       0  $  44,650  $  43,550       19,504
Cadogan                                                                   --         --      9,104          296
Grogan                                                                    --         --     25,833          773
Haggerty                                                              22,688     39,050     37,450        4,089
Hietpas                                                                9,000      9,000      9,000        2,904
Kissling                                                              31,300     36,450     32,750        5,532
Schulze                                                                    0     33,750     36,250        2,603
Welke                                                                     --     26,438     34,750        2,279

    Previous versions of the Compensation Plan for Non-Employee Directors provided for a monthly retirement benefit equal to the prorata monthly retainer fee being paid to the director at the time of termination for a term equal to the number of years served as a non-employee director. In accordance with the Company's philosophy that the interests of the non-employee directors be aligned with those of shareholders, this directors' retirement benefit has been eliminated and has been replaced with the deferred compensation in the form of share units described above. Current non-employee directors can elect to receive a one time grant of share units equal to the present value of the accumulated retirement benefit based on service through April 1997. Based on the December 31,1996 closing price of $32.25, this grant would increase aggregate share units by 19,839. Directors receiving a retirement benefit under the prior version of the plan will continue to receive such payments.

    The Outside Directors Nonqualified Stock Option Plan provides for the granting of options to purchase the Company's common stock to directors who are not employees of the Company. The plan provides for automatic annual grants to the directors and offers alternative forms of payment of the exercise price including surrender of Pentair common stock or unexercised options. The persons to receive options, the number of options granted, and the terms of the options are determined by the Plan. No option granted under the plan, however, may extend for a period of more than ten years from the date of the grant and no option exercise price may be less than the current market price of Pentair common stock on the date of award of such option.

                                                                                                 OPTIONS GRANTED
                                                                                         -------------------------------
       NAME                                                                                1994       1995       1996
------------------------------------------------------------------------------------------------------------------------
George N. Butzow                                                                             3,000      3,000      3,000
Charles A. Haggerty                                                                             --      3,000      3,000
Harold V. Haverty                                                                            3,000      3,000      3,000
Quentin J. Hietpas                                                                           3,000      3,000      3,000
Walter Kissling                                                                              3,000      3,000      3,000
D. Eugene Nugent                                                                             3,000      3,000      3,000
Richard M. Schulze                                                                              --      3,000      3,000
Karen E. Welke                                                                                  --         --      3,000

    The exercise price and expiration dates for the above options are: 1996, $25.00 per share, expiration date January 22, 2001; 1995, $21.50 per share, expiration date January 18, 2000; 1994, $17.75 per share, expiration date January 19, 1999.

    One-third of the options granted to each recipient become exercisable on each of the first three anniversaries of the date of grant, and the options expire five years after the date of grant. Three current directors exercised options during 1994-1996; the net value of shares (market value less exercise price) realized from these exercises was $425,456.

                                     ITEM 2
                              APPROVAL OF AUDITORS

    Deloitte & Touche LLP, independent certified public accountants have been the auditors for the Company since 1977. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year, and shareholder approval of such retention is requested.

    Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions.

    The Board of Directors recommends that the shareholders vote "For" the proposal to approve retention of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote or abstention is indicated. If retention of Deloitte & Touche LLP is not approved by the shareholders, the Board of Directors will make another appointment effective at the earliest practicable date.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2 TO APPROVE RETENTION OF DELOITTE & TOUCHE LLP.

                             EXECUTIVE COMPENSATION

COMPENSATION AND HUMAN RESOURCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Human Resource Committee of the Board of Directors was comprised of Quentin J. Hietpas (Chair), George N. Butzow, William J. Cadogan and Harold V. Haverty. None of the members of the Committee were officers or employees of the Company during 1996. There are no interlock relationships.

COMPENSATION AND HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

OVERVIEW

    The Compensation and Human Resource Committee of the Board of Directors (the"Committee") is responsible for supervising the development of and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee makes annual recommendations to the Board concerning compensation to be paid to the Chief Executive Officer ("CEO") and each of the other executive officers of the Company.

    The Committee also oversees all aspects of the Company's executive compensation program, including many of the Company's employee benefit plans. The Company currently maintains a variety of compensation and benefit plans in which its executive officers may participate including the Omnibus Stock Incentive Plan, the Employee Stock Purchase and Bonus Plan, the Retirement Savings and Stock Incentive Plan, the RSIP Sidekick Plan, the Supplemental Executive Retirement Plan, the Executive Officer Performance Plan, and the Management Incentive Plan. The Company also maintains a defined benefit pension plan in which substantially all non-bargaining employees, including the Company's executive officers, participate.

PENTAIR'S COMPENSATION PHILOSOPHY

    The principles guiding the executive compensation program are designed to ensure a proper linkage between executive compensation and creation of shareholder value. Goals of the program are:

    (a) to encourage innovation and growth;

    (b) to reward executives for short-term top performance and long-term shareholder value;

    (c) to recognize outstanding performance;

    (d) to attract and retain top quality executives and key employees;

    (e) to encourage executive stock ownership; and thereby

    (f)  to align management and shareholder interests.

    The Company has maintained the philosophy that compensation of the executive officers should be directly and materially linked to operating results and stock price performance. To achieve this, compensation is heavily leveraged through the annual bonuses and long-term equity incentives. The mix of base salary, bonuses and other benefits reflects the Company's goal of providing average compensation for average performance and above average compensation for above average performance.

    In order to make its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates the Company's corporate performance and the compensation and equity ownership of its executive officers. This is done by reviewing salary practices for comparable positions at other major industrial organizations as disclosed in the Towers Perrin compensation database, as well as a review of other nationally recognized pay surveys. These major organizations include companies that the Corporation competes with for business or executive talent. Many of the companies which are included in the Towers Perrin compensation database and national pay surveys are also listed in the S&P 500 Index, the S&P 400 MidCap Index and the NASDAQ Non-Financial Index included in the comparative Stock Performance Graph. The Committee has retained Towers Perrin, an independent compensation consulting firm, to assist in the review of executive compensation.

EXECUTIVE COMPENSATION PROGRAM

    The components of the Company's executive compensation program, which are subject to the discretion of the Committee on an individual basis, include (a) base salaries, (b) annual cash performance-based bonuses, (c) long-term performance-based equity incentives, and (d) miscellaneous other fringe benefits. All components are comparable to those of similar companies.

BASE SALARY

    The CEO submits a performance appraisal and recommendation to the Committee with respect to annual salaries of the executive officers. The Committee then discusses, evaluates and approves the salaries and makes its recommendation to the Board. (See page 14 for discussion of the CEO rating process.) Base salary targets for executive positions are set at the 50th percentile of competitive compensation. An individual performance and experience factor is applied to the target midpoint to determine each executive's actual base salary, within a range of 20% of midpoint. A competent employee should attain midpoint salary in approximately 3 years by demonstrating continuing development and performance consistent with his or her capabilities in the position.

    For 1996, the salaries of the named executive officers identified in the Summary Compensation Table are within the salary targets for each position.

BONUS

    Bonuses are considered for payment to executives and key employees following the end of each year under the Executive Officer Performance Plan (see page 14 for discussion of Executive Officer Performance Plan) and Management Incentive Plan (MIP). MIP awards are determined by applying the following three factors to base salary: bonus opportunity category (45% for the Executive Vice President, President International Development; 40% for other Executive Vice Presidents and Senior Vice Presidents), company performance factor and individual performance factor.

    The company performance factor is the result of the multiplication of factors for earnings per share (EPS) growth, return on invested capital (ROIC) and return on sales (ROS). The use of three multiplicative factors reinforces the importance of balancing financial oriented goals in terms of growth, earnings quality and an acceptable return on investment. Under the MIP, achievement of EPS growth of 10%, ROIC of 15% and ROS of 8.5% results in a company performance factor of 1.00. The maximum company performance factor is
2.81 and the minimum company performance factor is .32, however, there is no

MIP bonus if the Company's operating income is $0 or less. Performance between the stated factors is interpolated. For 1996, EPS growth from continuing operations was 22.7%, ROIC was 18.1% and ROS was 9.1%, resulting in a company performance factor of 2.266.

    The individual performance factor is determined by the assignment of a numerical factor based on a supervisor's judgement on attainment of expectations relative to the employee's function. The CEO submits a performance appraisal and recommendation to the Committee for executive officers with respect to the individual performance factor.

    Bonus awards that exceed an amount equal to base salary are paid as a performance share award under the Omnibus Stock Incentive Plan. The performance share award is paid in restricted stock, subject to any vesting condition the Committee may impose. A special award may be granted at the discretion of the Committee to any person who has made an extraordinary contribution to the welfare, reputation and earnings of the Company. The Committee approves all MIP awards and retains the right to change awards that are not in keeping with the objectives of the MIP plan.

LONG-TERM EQUITY INCENTIVES

    GRANTS

    Long-term incentive compensation is awarded in the form of restricted shares, incentive compensation units (ICUs), performance shares and stock options. All awards are proposed by the CEO and approved by the Committee. Long-term incentives are determined by using the average of the 50th and 60th percentile of comparable grant practices as compiled by the Towers Perrin compensation database. Awards to senior executives are granted in the form of ICUs (30%) and stock options (70%). Restricted stock may be awarded to such individuals as described in the section entitled "stock ownership guidelines"; as an award to a new executive officer; as the form of payment of performance shares; or in payment of the Management Incentive Plan or Executive Officer Performance Plan bonus in excess of annual base salary. The Committee is authorized to grant performance share awards upon attainment of certain performance criteria which are based on the Company's long-term objectives. The Black-Scholes Model is used to determine restricted stock and stock option grant values. A comparable model is used for determining ICU grant values.

    The total long-term compensation awards for 1996 for all executive officers as a group, including the CEO and named executive officers, amounted to 150,432 incentive compensation units (ICUs), 187,688 stock options, 2,257 unrestricted shares, and 32,188 restricted shares of which 7,046 restricted shares were awarded for achievement of stock ownership guidelines, 11,148 restricted shares were awarded as payment for achievement of certain performance criteria and 13,994 restricted shares were awarded under the Management Incentive Plan and Executive Officer Performance Plan. All grants of ICUs and stock options were made in accordance with the above formula. Grants for the named executive officers are shown in the Summary Compensation Table (page 15) and the Option/SAR grant table (page 16).

    PAYOUTS

    Payouts on ICUs are based upon growth in the Company's net book value over the life of the ICUs, as leveraged upward or downward depending on the Company's return on equity and growth in earnings per share over that period.

    Payouts in 1996, for named executive officers, as shown in the LTIP Payout column on the Summary Compensation Table (page 17), were for previously awarded ICU grants and were calculated based on the increase in book value and the percentage attainment of earnings per share and return on equity goals since the date of such grants.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The base salary, annual bonus and long-term equity incentives paid to Mr. Buxton are generally determined in accordance with the guidelines described above, and his compensation is comprised of the same elements as for all executive officers.

    The Committee has a formal rating process for evaluating Mr. Buxton's performance as the CEO. The rating process includes a self evaluation rating by the CEO, after which each Board member completes an evaluation and rating with commentary. The Chairman of the Committee provides a consolidated rating report and chairs a discussion with the Board members without the CEO present. From that discussion, the performance rating is finalized and the Committee Chairman is instructed to review the final rating results with the CEO. This then translates into a personal development plan for the following year.

    Mr. Buxton's base salary was increased to $625,000 in accordance with the Committee's guideline of establishing the base salary at the market compensation rate for the CEO at the 50th percentile. This resulted in a 6.8% increase in Mr. Buxton's base salary over 1995.

    Mr. Buxton's bonus was determined under the Executive Officers' Performance Plan ("EOPP"). Currently, the CEO is the only participant in the EOPP. EOPP awards are determined based on the participant's bonus opportunity and a company performance factor.

    Under the EOPP, achievement of EPS growth of 15%, ROIC of 15% and ROS of 8.5% results in a company performance factor of 1.00. The maximum company performance factor is 2.81 and the minimum company performance factor is .32, however, there is no EOPP bonus if the Company's operating income is $0 or less. Performance between the stated factors is interpolated. The maximum individual bonus is 200% of the participant's annual base salary, but in no event more than $1,500,000. In administering the EOPP and in establishing bonus awards thereunder, the Committee does not have the discretion to pay participants more than the bonus amount indicated by the preestablished goals. The Committee has the discretion and flexibility, however, based on its business judgement, to reduce this amount.

    Mr. Buxton's bonus was calculated using the formula described above. The Committee used his base salary of $625,000, his bonus opportunity category rate of 71.5% and applied the corporate performance factor for 1996 to obtain his bonus amount of $793,650. In accordance with the terms of the EOPP, the bonus amount in excess of one time's base salary was paid in restricted stock which vests in equal increments on the third, fourth and fifth anniversaries of the grant.

    Mr. Buxton's long-term incentive grants were computed based on the average of the 50th and 60th percentile of the Towers Perrin compensation database for comparable grant practices. He was granted 65,000 ICUs and 81,200 stock options in 1996.

STOCK OWNERSHIP GUIDELINES

    Stock ownership guidelines for top management have been established to motivate individual achievement and increase ownership of Pentair common stock. The Committee determined that over a period of five years, its top management should accumulate and hold Company stock equal to the following values: Chief Executive Officer -- three to five times base salary; Senior Corporate Officers -- two to three times base salary; and other corporate officers and subsidiary presidents -- one to two times base salary. In the opinion of the Committee, the achievement of ownership levels set forth will result in executive management being significant shareholders and will further encourage long-term performance and Company growth.

    The Committee will consider making incentive grants of restricted stock based on the increase in ownership during the preceding year. These restricted stock grants (made under the Omnibus Plan) vest in equal increments on the third, fourth, and fifth anniversaries of the grant. The size of the grant is equal to 10% of the increase in common shares during the year, limited to 10% of the targeted ownership level if the targeted ownership level per the stock ownership guidelines has been achieved.

    In 1996, restricted stock awards of 9,772 were granted under these guidelines.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the corporation's Chief Executive Officer and the four other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objective of maintaining competitive and motivational performance-based compensation. In 1996, the shareholders approved the adoption of the EOPP and approved amendments to the Omnibus Stock Incentive Plan to comply with Internal Revenue Code Section 162(m). Under current interpretations of Section 162(m), EOPP bonus awards and Omnibus Stock Incentive Plan awards of stock options, SARs, ICUs, performance shares and performance units will not be subject to the $1,000,000 deduction limit assuming compliance with all other aspects of Section 162(m).

Quentin J. Hietpas, Chair    George N. Butzow    William J. Cadogan    Harold V.
Haverty

           Compensation and Human Resource Committee of Pentair, Inc.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The following graph sets forth the cumulative total shareholder return on the Company's common stock for the last five fiscal years, assuming the investment of $100 on December 31, 1991 and the reinvestment of all dividends since that date to December 31, 1996. The graph also contains for comparison purposes the S&P 500 Index and the S&P 400 MidCap Index.

    In 1996, Pentair commenced trading on the New York Stock Exchange and is no longer a component of the NASDAQ Non-Financial Index. As a result, the NASDAQ Non-Financial Index will be replaced by the S&P 400 MidCap Index. By virtue of its market capitalization, Pentair is a component of the S&P 400 MidCap Index. On the basis of the Company's size and diversification of businesses, a readily identifiable peer group has not been found. It is our opinion the S&P 400 MidCap Index is an appropriate comparison. The Company has evaluated other published indices, but the results are skewed by one or two large companies included in the indices. We believe such a comparison would not be meaningful.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
Fiscal Year Ended December 31
                                             Pentair, Inc.     S&P 500      S&P 400 MidCap      NASDAQ Non-Financials
91                                                     100         100                 100                        100
92                                                   100.5       107.6               111.9                      103.4
93                                                   128.5       118.5               127.3                      126.3
94                                                   169.8       120.0               123.0                      121.4
95                                                   201.1       165.1               161.0                      169.2
96                                                   265.7       203.0               191.1                      205.6

SUMMARY COMPENSATION TABLE.

    The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose salary and bonus earned in 1996 exceeded $100,000.

                                                                LONG-TERM COMPENSATION
                                                         -------------------------------------
                                                                   AWARDS
                                                         --------------------------   PAYOUTS
                             ANNUAL COMPENSATION         RESTRICTED                  ---------
                      ---------------------------------     STOCK      SECURITIES      LTIP        ALL OTHER
      NAME AND                    SALARY     BONUS (A)   AWARDS (B)    UNDERLYING     PAYOUTS    COMPENSATION
 PRINCIPAL POSITION     YEAR        ($)         (%)          ($)      OPTIONS/ SARS   ($)(C)        ($)(D)
---------------------------------------------------------------------------------------------------------------
Winslow H. Buxton          1996  $ 625,000   $ 625,000    $ 314,882        81,200    $ 609,303     $  16,244
Chief Executive            1995    585,000     585,000      375,326        83,600      149,672        16,178
Officer                    1994    500,000     372,515       39,902        82,700      102,718        10,868

Gerald C. Kitch            1996  $ 300,000   $ 395,400    $ 187,559        25,400    $ 203,519     $  16,244
Executive Vice             1995    263,217     334,767       67,091        22,800       61,223        16,104
President, President       1994    238,500     241,939       19,703        20,900       53,018        10,799
International
Development

Joseph R. Collins          1996  $ 279,000   $ 279,000    $ 138,867        22,400    $ 178,071     $  18,494
Executive Vice             1995    263,217     263,217       71,572        22,800       29,107        18,102
President, President       1994    238,500     134,934            0        20,900       21,181        12,808
Specialty Products
Group

Richard J. Cathcart        1996  $ 235,000   $ 235,000    $ 107,843        22,400    $   4,349     $  17,744
Executive Vice             1995    172,614     172,614      140,010        22,000          600
President Water
Products Group

James H. Frank             1996  $ 220,000   $ 296,880    $  56,612         8,694    $  78,657     $  67,354
Senior Vice
President Enclosures

------------------------

(a) Represents bonuses accrued by the Company for the year even if paid after December 31.

    The bonus amount for Mr. Kitch includes $95,400 in 1996, $71,550 in 1995 and $71,550 in 1994, and for Mr. Frank includes $71,880 in 1996 which amounts were awarded based on achievement of performance objectives related to the integration of Schroff, Inc. which was acquired by the Company in 1994.

(b) The restricted share grants reflected in the table were made pursuant to the provisions discussed under "stock ownership guidelines," pursuant to performance share award programs which support the Company's long-term growth objectives, and for 1996 and 1995, amounts include restricted stock awarded for compensation earned pursuant to the provisions of the Executive Officer Performance Plan and the Management Incentive Plan. The restricted stock awards are subject to vesting, in three equal installments on the third, fourth and fifth anniversaries of the grant, based solely on the continued employment of the recipient by the Company. The value of restricted stock awards reflected in the table is based on the closing market price of the common stock on the date of grant.

    As of December 31, 1996, the following restricted stock awards were held by each of the named executives (based on 12/31/96 closing price of $32.25):
    Buxton 23,246 shares or $749,684; Kitch 7,806 shares or $251,744; Collins 7,094 shares or $228,782; Cathcart 4,634 shares or $149,447 and Frank 2,180 shares or $70,305.

(c) Includes payouts for ICUs and dividends on restricted shares.

(d) Includes Company contributions to the Retirement Savings and Stock Incentive Plan, RSIP Sidekick Plan and match contribution to the Employee Stock Purchase and Bonus Plan. The amount for Mr. Frank includes $51,110 of compensation related to his expatriate assignment at Schroff, Inc.

OPTIONS AND STOCK APPRECIATION RIGHTS.

    The following tables summarize option and SAR grants and exercises during 1996 to or by the Chief Executive Officer and the executive officers named in the Summary Compensation Table above, and the values of the options and SARs held by such persons at the end of 1996. Option grants shown in the table below include both incentive stock options and non-qualified stock options. No SARs have been granted since 1983 and no SARs were exercised during 1996 or remain outstanding at the end of 1996.

                                        OPTION AND SAR GRANTS IN 1996
-------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                      NUMBER OF                                                         ANNUAL RATES OF STOCK
                     SECURITIES      % OF TOTAL OPTIONS/                                 PRICE APPRECIATION
                     UNDERLYING        SARS GRANTED TO                                     FOR OPTION TERM
                    OPTIONS/ SARS    EMPLOYEES IN FISCAL     EXERCISE OR   EXPIRATION   ---------------------
       NAME          GRANTED (A)            1996             BASE PRICE       DATE         5%         10%
-------------------------------------------------------------------------------------------------------------
Winslow H. Buxton        81,200                21.7%          $   25.00       1/22/01   $ 560,852  $1,239,335
Richard J.
 Cathcart                22,400                 6.0%          $   25.00       1/22/01   $ 154,718  $  341,886
Joseph R. Collins        22,400                 6.0%          $   25.00       1/22/01   $ 154,718  $  341,886
James H. Frank            8,694                 2.3%          $   25.00       1/22/01   $  60,050  $  132,694
Gerald C. Kitch          25,400                 6.8%          $   25.00       1/22/01   $ 175,439  $  387,674

------------------------------

(a) One-third of each grant becomes exercisable on each of the first three anniversaries of the date of grant, and the options expire five years after the grant date. The exercise price for the options granted was the closing market price of the common stock as of the date of grant.

                  AGGREGATE OPTION AND SAR EXERCISES IN 1996 AND VALUE AT END OF 1996
--------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                               UNDERLYING
                                                              UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS/SARS AT END
                                                                OF 1996          OPTIONS/SARS AT END OF
                         SHARES ACQUIRED       VALUE        EXERCISABLE (E)       1996 EXERCISABLE (E)
         NAME              ON EXERCISE       REALIZED      UNEXERCISABLE (U)       UNEXERCISABLE (U)
--------------------------------------------------------------------------------------------------------
Winslow H. Buxton              99,908      $   1,279,948          E    152,092          E  $   2,394,486
                                                                  U    164,502          U  $   1,587,577

Richard J. Cathcart                                               E      7,333          E  $      79,746
                                                                  U     37,067          U  $     321,904

Joseph R. Collins              11,932      $     158,596          E     37,376          E  $     580,789
                                                                  U     44,568          U  $     426,836

James H. Frank                  6,450      $      98,631          E     18,966          E  $     302,210
                                                                  U     18,280          U  $     178,644

Gerald C. Kitch                17,700      $     271,018          E     44,782          E  $     719,652
                                                                  U     47,568          U  $     448,586

LONG-TERM INCENTIVE PLAN AWARDS.

    The following table reflects incentive compensation unit awards made under the Pentair, Inc. Omnibus Stock Incentive Plan during 1996 to the Chief Executive Officer and the executive officers named in the Summary Compensation Table above.

                       LONG-TERM INCENTIVE PLAN AWARDS IN 1996
-------------------------------------------------------------------------------------
                                        PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS
                          NUMBER OF      OTHER PERIOD               UNDER
                        SHARES, UNITS        UNTIL       NON-STOCK PRICE BASED PLANS
                           OR OTHER      MATURATION OR   ----------------------------
         NAME               RIGHTS          PAYOUT          THRESHOLD       TARGET
-------------------------------------------------------------------------------------
Winslow H. Buxton         65,000 units       3 years        $       0     $   349,278
Richard J. Cathcart       18,000 units       3 years        $       0     $    96,723
Joseph R. Collins         18,000 units       3 years        $       0     $    96,723
James H. Frank             6,966 units       3 years        $       0     $    37,432
Gerald C. Kitch           20,300 units       3 years        $       0     $   109,082

------------------------

The ultimate payout value of each unit is equal to the increase in the common stock book value per share over the three-year period, multiplied by a factor from the following schedule based on the Company's average Return on Equity
(ROE) and annual percentage change in Earnings Per Share (EPS) over the three-year period. Performance falling between the stated factors is interpolated. The target payout shown in the table is based on annual ROE of 15% and annual EPS growth of 10% which results in a factor of 1.10.

   AVERAGE ROE       ROE FACTOR       AVERAGE EPS GROWTH      EPS FACTOR
--------------------------------------------------------------------------
         20.0%             1.00                   20%               1.00
         18.0%              .90                   16%                .80
         16.5%              .80                   13%                .60
         15.0%              .70                   10%                .40
         13.5%              .60                    8%                .20
         12.0%              .50                    6%                .10
            0%                0                    0%                  0

DEFINED BENEFIT PENSION PLAN.

    The Company maintains a tax-qualified defined benefit pension plan. In general, the plan covers non-bargaining employees of the Company and its U.S. subsidiaries. These employees are eligible to participate in the plan after attaining age 21 and completing one year of service.

    The following table sets forth the estimated normal retirement benefit based on specified final average annual compensation and years of service classifications. Each listed benefit amount is determined by using a social security covered compensation base of $29,304. Currently, the Internal Revenue Code limits the annual benefit from the plan to $125,000 and limits the pay used to calculate pensions to $160,000, although these limits are subject to upward adjustment in future years for cost of living increases.

        ESTIMATED ANNUAL GROSS RETIREMENT BENEFITS UNDER CURRENT FORMULA
--------------------------------------------------------------------------------
FINAL AVERAGE
    ANNUAL                              YEARS OF SERVICE
 COMPENSATION      10         15         20         25         30         35+
--------------------------------------------------------------------------------
 $     50,000   $   6,035  $   9,052  $  12,070  $  15,087  $  18,104  $  21,122
      100,000      13,535     20,302     27,070     33,837     40,604     47,372
      160,000      22,535     33,802     45,070     56,337     67,604     78,872

    For purposes of calculating the retirement benefit for named executive officers under the plan, eligible compensation consists of salary and bonus as listed in the Summary Compensation Table. Current years of service under the plan for the named executive officers are: Buxton, 10; Cathcart, 2; Collins, 25; Frank, 11; and Kitch, 8.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

    The Company has established the Supplemental Executive Retirement Plan
(SERP) to provide retirement benefits to certain key executives of the Company and its subsidiaries. The employees are eligible for nomination after attaining age 50 and completing five years of service. The annual normal retirement benefit is 50% of the participant's final average annual compensation less 100% of the participant's annual primary social security benefit. This benefit is further reduced by the participant's benefits under the Company's or any previous employer's pension plans. A participant generally does not earn or become vested in a benefit under the plan until he or she attains age 60. The plan has been extended to twenty employees, four of whom (Buxton, Collins, Frank and Kitch) are named executives. To date, six retirees and one beneficiary are receiving benefits under the plan. The estimated annual benefits for the named executive officers pursuant to the SERP, assuming retirement at age 65, are as follows: Buxton $451,000; Collins; $137,000; Frank $111,000; and Kitch $146,000.

CHANGE IN CONTROL ARRANGEMENTS.

    Approximately 85 key corporate executives have entered into agreements with the Company that provide for contingent benefits if the executive leaves the employ of the Company within one year after an unfriendly change in control. Such benefits include:

    a. bonus awards for the year in question to be made under the Management Incentive Plan;

    b. termination of all restrictions on shares issued under the Omnibus Stock Incentive Plan, and payment for Incentive Compensation Units and Performance Units without regard to the plans' forfeiture provisions;

    c. reimbursement of income taxes incurred in connection with the exercise of certain nonqualified options, as well as termination of all restrictions on transfer and termination of any right of the Company to repurchase shares received upon exercise of such options;

    d.  the cost of an executive search agency;

    e.  directors and officers liability insurance coverage;

    f. short-term replacement coverage for Company-provided group medical, dental, and life insurance policies;

    g. amount of non-vested benefits under any of the Company's tax-qualified deferred compensation plans;

    h. the accelerated accrual and vesting of benefits under the Supplemental Executive Retirement Plan (for those executives who have been made participants of such plan); and

    i. severance pay equal to 300% of annual compensation or, for employees other than executive officers of the Company, such amount reduced to the extent necessary to avoid federal excise taxes under Section 280G of the Internal Revenue Code.

    In addition, the Omnibus Stock Incentive Plan permits the Compensation and Human Resource Committee, upon a change in control of the Company, to cancel all outstanding options granted under the plan, whether or not exercisable, and authorize payment of the "spread" between the exercise price of the options and the then current market value of the underlying stock.

    Based upon compensation levels as of December 31, 1996, the dollar value of the benefits payable upon an unfriendly change in control to the named executive officers in the Summary Compensation Table by virtue of the agreements and the Omnibus Plan provision discussed above (excluding amounts that otherwise would be payable upon a termination of employment not involving an unfriendly change in control) would be: Buxton, $9,636,000; Cathcart, $2,300,000; Collins, $3,147,000; Frank, $2,166,000; and Kitch, $3,550,000.

                                FUTURE PROPOSALS

    Any proposal that a shareholder intends to present at the 1998 annual meeting must be received by the Company no later than November 10, 1997 for inclusion in the 1998 Notice of Annual Meeting and Proxy Statement.

                                 OTHER BUSINESS

    Management does not know of any other business that will be presented for consideration at the meeting; however, if any other business does properly come before the meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

PROXY

        PLEASE SIGN AND RETURN PROMPTLY TO REDUCE SOLICITATION EXPENSES

                                PENTAIR, INC.

                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 23, 1997


     The undersigned hereby appoints Winslow H. Buxton and Richard W. Ingman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Pentair, Inc. held of record by the undersigned on February 24, 1997 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 23, 1997, at the Northland Inn and Conference Center, 7101 Northland Circle, Brooklyn Park, Minnesota, and any adjournment or adjournments thereof.

                                                                SEE REVERSE
                                                                    SIDE

/X/ Please mark your votes as in this example.

               THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                                           WITHHOLD
                               FOR         AUTHORITY
1. ELECTION OF DIRECTORS       / /            / /

FOR all nominees listed below EXCEPT those I have struck by a line through their names.

WITHHOLD AUTHORITY to vote for ALL nominees listed below.

William J. Cadogan            Charles A. Haggerty             Harold V. Haverty

2. PROPOSAL TO RATIFY the retention of Deloitte & Touche LLP as independent public accountants for the current fiscal year.

            FOR                AGAINST                ABSTAIN
            / /                  / /                    / /

3. To transact such other business as may properly come before the meeeting or any adjournment thereof.

            FOR                AGAINST                ABSTAIN
            / /                  / /                    / /

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE DIRECTORS AND PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.


-------------------------------------------------------------------------------
                                    Signature


-------------------------------------------------------------------------------
                             Signature if held jointly

Dated:                                                                   , 1997
       ------------------------------------------------------------------
                              THIS CARD MUST BE DATED.

(Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

                                 PENTAIR, INC.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 1997

        PLEASE SIGN AND RETURN PROMPTLY TO REDUCE SOLICITATION EXPENSES

          The undersigned hereby appoints Winslow H. Buxton and Richard W. Ingman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock (common and ESPP listed above) of Pentair, Inc. held of record by the undersigned on February 24, 1997 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 23, 1997, at the Northland Inn and Conference Center, 7101 Northland Circle, Brooklyn Park, Minnesota, and any adjournment or adjournments thereof.

          Furthermore, as an ESOP participant, I hereby direct State Street Bank and Trust Company, as ESOP Trustee, to vote at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 23, 1997, at the Northland Inn and Conference Center, 7101 Northland Circle, Brooklyn Park, Minnesota, and any adjournment or adjournments thereof, all shares of Voting Preferred stock of Pentair, Inc. allocated as of February 24, 1997 to my account in the Pentair, Inc. Retirement Savings and Stock Incentive Plan, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated below. I understand that this card must be received by Norwest Bank Minnesota, N.A., acting as tabulation agent for the ESOP Trustee, by April 16, 1997. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by State Street Bank and Trust Company in the same proportion that the other participants in the plan direct the ESOP Trustee to vote shares allocated to their accounts.

1.   ELECTION OF DIRECTORS
     /  /  FOR all nominees listed below EXCEPT        /  /  WITHHOLD AUTHORITY to vote for ALL
           those I have struck by a line through             nominees listed below.
           their names.
     William J. Cadogan    Charles A. Haggerty    Harold V. Haverty
2.   PROPOSAL TO RATIFY the retention of Deloitte &    / /  FOR                 / /  AGAINST                 / /  ABSTAIN
     Touche LLP as independent public accountants
     for the current fiscal year.
3.   To transact such other business as may properly come before the meeting or any adjournment thereof.

                THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                                 PENTAIR, INC.
                                 ANNUAL MEETING

                      Northland Inn and Conference Center
                             7101 Northland Circle
                            Brooklyn Park, Minnesota

                                 APRIL 23, 1997
                  10:00 A.M., WEDNESDAY, CENTRAL STANDARD TIME

                                     [LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE DIRECTORS AND PROPOSALS.

         The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

                                 Dated:
                                    --------------------------------------, 1997
                                                               THIS CARD MUST BE
                                                                          DATED.

                                 -----------------------------------------------
                                                    Signature

                                 -----------------------------------------------
                                            Signature if held jointly

                                 (Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

                                    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS
                                   PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE